SILVERBOW RESOURCES, INC.
2016 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
EXECUTIVE OFFICERS

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Participant: [[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]] (the “Participant”)

Grant Date:    [[GRANTDATE]] (the “Grant Date”)

Number of Restricted Stock Units: [[SHARESGRANTED]]

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between SilverBow Resources, Inc., a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the SilverBow Resources, Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the RSUs hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its contents. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any of the shares of Stock underlying this Award unless and until such shares of Stock are delivered to the Participant in accordance with Section 4.
3.Vesting.
(a)General. Except as otherwise provided in this Section 3, RSUs subject to this grant shall vest as follows:

Date	Shares Vested
[1/3]
[1/3]
[1/3]

such that, for the avoidance of doubt, the RSUs shall become vested as to 100% of the Shares on [-]; provided, that the Participant remains continuously employed by the Company or an Affiliate of the Company from the Grant Date through each applicable vesting date. Continuous employment, or the continuous provision of services, shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Affiliates.
(b)Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.
(c) Acceleration of Vesting Following Termination of Employment and/or a Change of Control. Participant shall have rights to acceleration of all unvested RSUs underlying this Agreement following (a) certain termination events as provided for in Section 6(d) of Participant’s employment agreement and (b) a Change of Control as provided for in Section 3(e) of Participant’s employment agreement.
(d)Other Terminations. Except as otherwise set forth in this Agreement, all unvested RSUs that are held by the Participant shall immediately terminate and be forfeited upon the Participant’s Termination without regard to any consulting or other arrangement entered into between the Participant and the Company or an Affiliate of the Company for services to be provided by the Participant following such Termination.
4.Delivery of Shares.
(a)The Company shall deliver to the Participant the shares of Stock underlying the outstanding RSUs within thirty (30) days following the date such RSUs vest. In no event shall the Participant be entitled to receive any shares of Stock with respect to any unvested or forfeited portion of the RSUs.
(b)The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of Common Shares corresponding to such RSUs.
(c)In the event an amount becomes payable pursuant to this Section 4 on account of the Participant’s Termination of service due to death, or the Participant becomes entitled to receive an amount pursuant to this Section and the Participant dies prior to receiving any or all of the amounts to which the Participant is due, then the amounts payable pursuant to this Section 4 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Participant on the Company’s beneficiary designation form filed with the Company prior to the Participant’s death (the “Beneficiary Designation Form”). If the Participant fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Company prior to the Participant’s death, such amounts shall be made to the Participant’s estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then and in any such event, such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any, otherwise to the contingent beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the estate of the Participant.
5.Dividend Equivalents; Voting and Other Rights.
(a)The Participant shall have no rights of ownership in the shares of Stock underlying the RSUs and no right to vote the shares of Stock underlying the RSUs until the date on which the shares of Stock underlying the RSUs are issued or transferred to the Participant pursuant to Section 4 above.
(b)The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
6.Plan Restrictions. The Participant acknowledges and agrees that the RSUs granted under this Agreement and any shares of Stock received in settlement thereof, shall be subject to all applicable provisions of the Plan, including but not limited to the restrictions on transferability set forth in Section 14.6 of the Plan.
7.Entire Agreement; Amendment. This Agreement, together with the Plan and, to the extent applicable, the Participant’s employment agreement with the Company, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
8.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.
9.Withholding of Tax. To the extent the Company is required to withhold any taxes in connection with any payment made or benefit realized under this Agreement, and the amounts available to the Company are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other applicable person shall make arrangements satisfactory to the Company for payment of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If such benefit is to be in the form of shares of Stock and the Participant fails to make arrangements for the payment of tax, unless otherwise determined by the Committee, the Company will withhold shares of Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, if the Participant is required to pay an amount required to be withheld, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Stock required to be delivered hereunder, shares of Stock having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by the Participant. Shares of Stock used for withholding will be valued at the market value of such shares of Stock on the date the benefit is to be included in Participant’s income and such market value will in no event exceed the minimum amount of taxes required to be withheld. Further, to the extent that the Company is not required to withhold any taxes in connection with any payment made or benefit realized under this Agreement, the Participant acknowledges and agrees that the Participant is responsible for all tax obligations that arise in connection with the grant, vesting or settlement of the RSUs granted under this Agreement.
10.No Right to Employment or Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service relationship at any time, for any reason and, to the extent applicable, with or without Cause. Any questions as to whether and when there has been a termination of such employment or service relationship and the cause of such termination shall be determined in the good faith of the Committee.
11.Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via email transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
(a)If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.
(b)If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.
12.Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary and/or Affiliate) of any personal data information related to the RSU awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
13.Compliance with Laws. This issuance of RSUs (and the shares of Stock underlying the RSUs) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto. The Company shall not be obligated to issue this RSU or any of the shares of Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the issuance of the RSUs, upon delivery of the shares of Stock underlying the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

14.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs are intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent.
15.Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 14.6 of the Plan) any part of this Agreement without the prior express written consent of the Company.
16.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
17.Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
18.Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
19.Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SILVERBOW RESOURCES, INC. [[SIGNATURE]]
[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARTICIPANT [[SIGNATURE]]
[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

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